Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of REALLOYS INC., (the “Company”) for the year ended December 31, 2025 of our report dated February 23, 2026 which includes an explanatory paragraph for the substantial doubt about the Company’s ability to continue as a Going Concern, relating to the consolidated financial statements for the year ended December 31, 2025 listed in the accompanying index.

We also consent to the reference to Victor Mokuolu, CPA PLLC as experts in this Registration Statement on Form S-3.

Houston, Texas

June 29, 2026